Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET ANNOUNCES APPROVAL FOR LISTING ON THE NYSE AMEX

Greenville, South Carolina (June 21, 2010) — KEMET Corporation (OTC Bulletin Board: KEME)  a leading manufacturer of tantalum, multilayer ceramic, solid aluminum, film, paper and aluminum electrolytic capacitors, announced today that its common stock has been approved for listing on the NYSE Amex. Trading is expected to commence on the NYSE Amex on Tuesday, June 22, 2010 under the ticker symbol ‘KEM’ (NYSE Amex: KEM).

“We are pleased to rejoin the NYSE Euronext family of exchanges by listing our stock on the NYSE Amex under our previous and long-standing trading symbol,” said Per Loof, Chief Executive Officer of KEMET.  “We continue to remain focused on returning increased value to our shareholders, both through excellent operating performance, and the prestige, visibility, and liquidity that this new listing represents for our current and future stockholders,” continued Loof.

“We welcome KEMET Corporation to the NYSE Amex,” said Scott Cutler, Head of Listings, Americas, NYSE Euronext.  “KEMET and its shareholders will benefit from the superior market quality, technology and services provided by listing on the NYSE Amex, and we look forward to a strong and lasting partnership.”

About KEMET

KEMET Corporation (OTC Bulletin Board: KEME) applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world. KEMET offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

CAUTIONARY STATEMENT ON FORWARD LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the following: (i) continued uncertainty of the economy which could impact the Company’s ability to realize operating plans; (ii) adverse economic conditions which could cause further reevaluation and the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of the Company’s principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which the Company operates; (vii) difficulties, delays or unexpected costs in completing the Company’s restructuring plan; (viii) the ability to attract, train and retain effective employees and management; (ix) the ability to develop innovative products to maintain customer relationships; (x) the impact of environmental issues, laws, and regulations; (xi) volatility of financial and credit markets which would affect the Company’s access to capital; (xii) exposure to foreign exchange gains and losses; (xiii) the need to reduce costs to offset downward price trends; (xiv) potential limitation on use of net operating losses to offset possible future taxable income; (xv) dilution as a result of the issuance of the warrant held by K Equity, LLC; and (xvi) exercise of the warrant by K Equity, LLC, which could result in the existence of a controlling stockholder.  Other risks and uncertainties may be described from time to time in the Company’s reports and filings with the Securities and Exchange Commission.